UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALLSTATE ASSURANCE COMPANY SEPARATE ACCOUNT B

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

October 26, 2007

Dear Contract Owner:

A Special Meeting of the owners of contracts (“Contract Owners”) for which reserves are held in Allstate Assurance Company Separate Account B (the “Separate Account”) will be held at 2:00 p.m. local time on November 15, 2007, at the Unum Group Building, Conference Room 7E, 1 Fountain Square, Chattanooga, Tennessee 37402 (“Special Meeting”).

At the Special Meeting, Contract Owners will be asked to vote on a proposal to approve a new investment advisory agreement with Provident Investment Management, LLC (“Manager”), pursuant to which the Manager would serve as the investment adviser to the Separate Account (the “New Agreement”). If approved, the New Agreement would replace the current investment advisory and sub-advisory agreements pursuant to which Allstate Assurance Company (the “Company”) and the Manager serve as the investment adviser and sub-adviser, respectively, to the Separate Account (the “Current Agreements”). The New Agreement, including the fee rate, is substantially identical to the Separate Account’s current investment advisory agreement with the Company (“Current Advisory Agreement”). Under the New Agreement, the Manager would continue to provide the day-to-day management of the assets of the Separate Account and assume all responsibilities for providing investment advisory services to the Separate Account under terms that are substantially identical to those of the Current Advisory Agreement.

The Separate Account’s Board of Managers (“Board”) is seeking Contract Owner approval of the New Agreement at this time in anticipation of the proposed sale of the Company by its corporate parent, Allstate Life Insurance Company (“Allstate”), to Connecticut General Life Insurance Company (“CIGNA”). If consummated, the proposed sale of the Company to CIGNA (the “Acquisition”) will result in a change of control of the Company that will automatically terminate the Current Agreements in accordance with applicable law and the terms of such Agreements. CIGNA has advised the Board that it believes it is in the best interests of Contract owners that the Manager serve as the investment adviser to the Separate Account upon the termination of the Current Agreements. The Manager has advised the Board that it believes it is in the best interests of Contract owners that the Manager is willing, subject to Contract owner approval of the New Agreement, to serve as investment adviser to the Separate Account upon the termination of the Current Agreements.

Enclosed are the Notice of Special Meeting, Proxy Statement, and Proxy Card. Please refer to the enclosed Proxy Statement for information about the Acquisition, the Company, and CIGNA. Please sign and return the proxy in the enclosed envelope so that it will be received by the Separate Account’s Board of Managers NO LATER THAN November 15, 2007. You may keep all other material. If you are present at the meeting, you may vote in person even though you have sent in your proxy. Your Contract/certificate number and the total number of votes you may cast are shown on the proxy card.

Sincerely,

/s/ Susan N. Roth

SUSAN N. ROTH

Secretary, Board of Managers

Enclosures

ALLSTATE ASSURANCE COMPANY SEPARATE ACCOUNT B

c/o Unum Group

1 Fountain Square, Chattanooga, Tennessee 37402

Telephone: (800) 718-8824

NOTICE OF SPECIAL MEETING

TO BE HELD ON NOVEMBER 15, 2007

Notice is hereby given that a special meeting of the owners of contracts for which reserves are held in Separate Account B (the “Separate Account”) of Allstate Assurance Company (the “Company”) will be held at 2:00 p.m. local time on November 15, 2007, at the Unum Group Building, Conference Room 7E, 1 Fountain Square, Chattanooga, Tennessee 37402 (“Special Meeting”). The purpose of the Special Meeting is to consider the following proposals:

1.	To approve or disapprove a new investment advisory agreement between the Separate Account and Provident Investment Management, LLC to be effective upon the acquisition of Allstate Assurance Company by Connecticut General Life Insurance Company.

2.	To consider and act upon any other matter incidental to the foregoing purposes and any other matters that may properly come before the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF MANAGERS,

/s/ Susan N. Roth

SUSAN N. ROTH

Secretary

October 26, 2007

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

The Board of Managers has fixed October 22, 2007 as the Record Date for the determination of Contract Owners entitled to notice of and to vote at the Special Meeting. A person will be entitled to vote only if he/she was a Contract Owner as of the close of business on the Record Date and is still the Contract Owner on the date of the Special Meeting.

PROXY STATEMENT

SPECIAL MEETING OF CONTRACTOWNERS OF

ALLSTATE ASSURANCE COMPANY SEPARATE ACCOUNT B

c/o Unum Group

1 Fountain Square, Chattanooga, Tennessee 37402

Telephone: (800) 718-8824

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Managers (“Board”) of Allstate Assurance Company Separate Account B (the “Separate Account”) for use at the Special Meeting of Contract Owners to be held on November 15, 2007, at 2:00 p.m. local time at the Unum Group Building, Conference Room, 7E, 1 Fountain Square, Chattanooga, Tennessee 37402 (“Special Meeting”). This Proxy Statement and the accompanying Notice of Special Meeting and Proxy Card are first being mailed to Contract Owners on or about October 22, 2007.

Proxy Solicitation

The cost of soliciting the proxies will be split between Allstate Life Insurance Company (“Allstate”) and Unum Group. Proxies may be solicited by telephone, by mail or in person by directors, officers, agents, or regular employees of Unum Group who will not be compensated for such services. The Variable Annuity Insurance Company (“VALIC”), 205 East 10th Street, Amarillo, Texas 79105, has been retained as the Administrator of the Separate Account. The Administrator has contracted with Management Information Services and ADP Company to provide proxy mailing and collection services to the Separate Account. The costs of these services will be split between Allstate and Unum Group. Contract Owners may revoke their proxies at any time prior to the voting thereof by submitting written notice of revocation to the Separate Account c/o Unum Group at 1 Fountain Square, Chattanooga, Tennessee 37402. Any Contract Owner attending the meeting may vote in person, whether or not a proxy has been previously submitted.

Reports

The Annual Report to Contract Owners covering operations of the Separate Account for the fiscal year ended December 31, 2006, including financial statements, has been previously provided. An additional copy of the Annual Report, and of the most recent Semi-Annual Report succeeding the Annual Report, will be provided, upon request, to any Contract Owner. Contract Owners may contact the Office of the Secretary toll free at (800) 718-8824, or by writing c/o Unum Group, Attention: Susan N. Roth, 1 Fountain Square, Chattanooga, Tennessee, 37402, to request the Annual and/or Semi-annual Reports.

Record Date

Contract Owners of record at the close of business on October 22, 2007 (the “Record Date”) will be entitled to vote at the Special Meeting. Each Contract Owner is entitled to one vote for each full unit of interest in the Separate Account (“unit”). As of the Record Date, there were              outstanding units of the Separate Account with a total value of $             entitling the Contract Owners to one vote for each dollar of value represented by units credited to such persons as of such Record Date.

Voting

Units eligible to be voted for which a Proxy Card is properly signed and returned prior to the beginning of the Special Meeting on November 15, 2007 will be voted as directed. If directions are not given or directions are not in accordance with the options listed on a signed and returned Proxy Card, such units will be voted FOR each proposition for which the Board recommends a vote FOR.

Unsigned or unreturned Proxy Cards will not be counted for quorum or voting purposes. For issues as to which there is a choice on the Proxy Card, a vote to abstain will be counted for purposes of determining the existence of a quorum, and counted as an “ABSTENTION” rather than as either a vote “FOR” or “AGAINST.” For purposes of the Special Meeting, a quorum is the presence in person or by proxy of a majority in interest of the Contract Owners.

A quorum being present, a vote of the majority of the quorum of outstanding units represented in person or by proxy will determine the adoption or rejection of the matters specified in the Notice, except as noted below.

Approval of Proposal 1 requires the affirmative vote of a majority of outstanding units of the Separate Account. Federal securities laws define a majority of outstanding units as the lesser of (a) a vote of 67% or more of the Separate Account units whose holders are present or represented by proxy at the meeting if the holders of more than 50% of all outstanding Separate Account units are present in person or represented by proxy at the meeting, or (b) a vote of more than 50% of all outstanding Separate Account units. This voting requirement means that a vote to “abstain” on Proposal 1 will effectively be a vote against the Proposal.

If Proposal 1 is not approved, then the Separate Account will no longer receive investment advisory services from the Company as of the effective date of the Acquisition and the termination of the Current Advisory Agreement, and prior to that time the Board will meet to consider appropriate action with regard to the Separate Account.

Board Recommendation

THE BOARD RECOMMENDS THE APPROVAL OF PROPOSAL 1 DESCRIBED BELOW.

PROPOSAL 1

To approve or disapprove a new investment advisory agreement between the Separate Account and Provident Investment Management, LLC to be effective upon the acquisition of Allstate Assurance Company by Connecticut General Life Insurance Company.

BACKGROUND

The Company currently serves as the investment adviser to the Separate Account pursuant to an investment advisory agreement, dated February 1, 2001 (the “Current Advisory Agreement”). Provident Investment Management, LLC (the “Manager”) currently serves as the sub-adviser to the Separate Account pursuant to a sub-advisory agreement, dated February 1, 2001 (the “Current Sub-Advisory Agreement” and, together with the Current Advisory Agreement, the “Current Agreements”). If Proposal 1 is approved, the Manager will replace the Company as the investment adviser to the Separate Account pursuant to a new investment advisory agreement (“New Agreement”) that will take effect upon the termination of the Current Agreements.

The Board is seeking Contract Owner approval of the New Agreement at this time in anticipation of the proposed sale of the Company by its corporate parent, Allstate Life Insurance Company (“Allstate”), to Connecticut General Life Insurance Company (“CIGNA”). If consummated, the proposed sale of the Company to CIGNA (the “Acquisition”) will result in a change of control of the Company that will automatically terminate the Current Agreements in accordance with applicable law and the terms of such Agreements. CIGNA has advised the Board that it believes that it is in the best interests of Contract owners that the Manager serve as the investment adviser to the Separate Account upon the termination of the Current Agreements. The Manager has advised the Board that it is willing, subject to Contract owner approval of the New Agreement, to serve as investment adviser to the Separate Account upon the termination of the Current Agreements.

Because the Manager currently provides the day-to-day management of the Separate Account, approval of Proposal 1 is not expected to result in any change of the personnel providing such advisory services to the Separate Account. In addition, approval of Proposal 1 will not result in any change in the fees payable by the Separate Account for advisory services.

The Acquisition

Allstate and CIGNA have entered into a Stock Purchase Agreement, dated February 15, 2007, which provides for the acquisition by CIGNA of all of the capital stock of the Company from its sole stockholder, Allstate. If the Acquisition is consummated, the Company will become a wholly-owned subsidiary of CIGNA. The Contract Owners of the Company and the Separate Account will not receive any direct payment, property, or consideration in connection with the Acquisition. The Acquisition will not be effected unless all required governmental and other consents and approvals are obtained and all other conditions to the obligations of the parties to consummate the Acquisition are either satisfied or waived (as permitted). There is no assurance that the Acquisition will in fact be consummated. Assuming the satisfaction of all conditions to consummation of the Acquisition, the Acquisition is expected to become effective during the fourth quarter of 2007.

The Separate Account, The Company, the Manager, the Underwriter, and The Administrator

Information about the Separate Account

The Separate Account is an open-end diversified investment company registered under the 1940 Act, and is a separate account through which the Company sets aside, separate and apart from its general assets, assets attributable to its variable annuity contracts (which ceased to be actively marketed in 1984).

Information about the Company

The Company, a wholly-owned subsidiary of Allstate, is an Illinois stock life insurance company. The Company redomesticated from the State of Tennessee effective November 7, 2001, at which time it also changed its name to Allstate Assurance Company from Provident National Assurance Company. The Company serves as insurer, and presently as an investment adviser to the Separate Account. If the Acquisition is consummated, the Company will cease to serve as the Separate Account’s investment adviser.

Information about the Manager

The Manager is a Tennessee limited liability company organized in October, 1997. It is wholly-owned by Unum Group. The Manager is registered with the SEC as an investment adviser. Its principal offices are located at 1 Fountain Square, Chattanooga, Tennessee 37402. As of September 30, 2007, the Manager had over $38.0 billion in assets under management.

Information about the Underwriter

Until March 2002, the Company also served as the underwriter for the Separate Account. As approved by the Board on February 7, 2002, the Underwriting Agreement between the Company and the Separate Account was terminated and an Underwriting Agreement between the Separate Account and ALFS, Inc., an affiliated broker-dealer of the Company, was entered into effective as of March 30, 2002. The business address of ALFS, Inc. is 3100 Sanders Rd, Ste N3B, Northbrook, IL 60062.

Information about the Administrator

Historically, the Company served as administrator of the Separate Account. On April 29, 1998, the Board approved a Separate Account Administrative Services Agreement, dated May 15, 1998, between the Company and The Variable Annuity Life Insurance Company (“VALIC”), whereby VALIC became the Administrator of the Separate Account. The change in administrator did not result in any changes in administration and sales fees. Under an Administrative Services Agreement between the Company and The Paul Revere Life Insurance Company (“Paul Revere”), dated September 15, 2000, Paul Revere, a subsidiary of Unum Group, provides required administrative services on behalf of the Separate Account to the extent not provided by VALIC. The business address of Paul Revere is 18 Chestnut St., Worcester, MA 01608. On a periodic basis, the Administrator reports to the Board on the Separate Account and on the services provided pursuant to the Agreement.

PROPOSED INVESTMENT ADVISORY AGREEMENT

The Current Advisory Agreements were last approved by Contract Owners on December 22, 2000 and by the Board, including a majority of members who are not parties to the Current Advisory Agreement nor interested persons of such parties, on March 6, 2007, in compliance with the requirements of the 1940 Act. At a special meeting held on October 16, 2007, in anticipation of the Acquisition, the Board, including a majority of members who are not parties to the New Agreement nor interested persons of such parties, unanimously voted to approve the New Agreement and to submit it to Contract Owners for approval.

If Proposal 1 is approved, following the Acquisition, the Company would cease to be the Separate Account’s investment adviser and its investment advisory responsibilities would be assumed by the Manager pursuant to the New Agreement. The Manager currently handles the day-to-day management of the Separate Account’s assets pursuant to the Current Sub-Advisory Agreement.

The New Agreement, including the advisory fees to be paid thereunder, is substantially identical to the Current Advisory Agreement as discussed below. The Acquisition is not expected to result in a change in the Manager’s investment management personnel who currently provide advisory services to the Separate Account. A copy of the New Agreement appears as Exhibit A hereto.

Comparison of New Agreement to Current Advisory Agreement

Both the New Agreement and the Current Advisory Agreement require the investment adviser to continuously provide the Board with an investment program and advice and recommendations on the purchase and sale of investments for its consideration. In addition, both the New Agreement and the Current Advisory Agreement direct the investment adviser to place orders for necessary purchases and sales of investments, and authorizes the investment adviser to engage sub-advisers to furnish it with investment advice and recommendations to assist it in carrying out its functions under the Agreement. Both the New Agreement and the Current Advisory Agreement also each provide that it:

1. may not be terminated by the investment adviser without the prior approval of a new investment advisory agreement by a majority of the outstanding voting securities of the Separate Account, but may be terminated without the payment of any penalty, on 60 days written notice by the Board or by a majority of the outstanding voting securities of the Separate Account;

2. shall continue in effect for a period more than two years from the date of its execution, only so long as such continuation is specifically approved at least annually by (a) a majority of the Board, or (b) a majority of the outstanding voting securities of the Separate Account; and in either event by a majority of the members of the Board who are not parties to the Agreement or interested persons of such party, casting their votes in person at a meeting called for the purpose of voting on such approval;

3. cannot be amended without prior approval by the vote of a majority of the outstanding voting securities of the Separate Account and by a vote of a majority of the members of the Board, including a vote by a majority of the members of the Board who are not parties to the agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval; and

4. will terminate automatically if assigned.

The New Agreement provides that the investment adviser shall not be subject to any liability in connection with the performance of its services under the Agreement in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its respective obligations or duties. The New Agreement also provides that to the extent federal laws do not apply, the laws of Tennessee shall govern the Agreement.

For its investment advisory services, the Manager will receive the same fee currently paid to the Company, which is a monthly fee, paid in arrears, at the annual rate of 0.50% of the value of the Separate Account each valuation day.

The aggregate amount paid by the Separate Account to the Company for advisory services during the last fiscal year was $12,957. Under the Current Sub-Advisory Agreement, the Manager is entitled to receive compensation in the amount of 0.15% per annum based on the average market value of the Separate Account as of the last business day of each calendar month in the quarter. This fee is paid by the Company out of its advisory fee in arrears within 30 days after receipt of a statement from Manager setting forth the calculation of the fee. The Manager received less than $4,000 for its advisory services provided to the Separate Account during the last fiscal year.

The Current Advisory Agreement requires the Company to provide the annuity mortality and expense assurances contained in the Contracts. If Proposal 1 is approved, the Company will continue to provide these same annuity mortality and expense assurances pursuant to a separate agreement. For its assumption of mortality and expense assurances under the Contracts, the Company currently receives a monthly fee, paid in arrears, at the annual rate of 0.70% of the value of the Separate Account each business day. The aggregate amount paid by the Separate Account to the Company for mortality and expense assurances during the last fiscal year was $18,139. This fee will continue to be paid to the Company.

BOARD CONSIDERATIONS

In considering whether to approve the New Agreement, the Board, including a majority of the members of the Board who are not parties to the Agreement or interested persons of such party (“Independent Managers”), did not identify any single factor as determinative. Material matters considered by the Board, including the Independent Managers, in connection with their approval of the New Agreement, included, among others, the following:

Unique Circumstances of the Separate Account

The Board considered the unique circumstances of the Separate Account, which serves as the sole investment vehicle for certain variable annuity contracts that the Company stopped issuing over 20 years ago. In this regard, the Board considered the fact that the Separate Account’s assets under management were very small, amounting to approximately $2.6 million as of September 30, 2007, and total advisory fees of less than $13,000 last year. The Board also considered the fact that the Separate Account has experienced net redemptions for the past five years and that its assets could reasonably be expected to continue to decline if this trend continues. In addition, the Board considered the fact that the annual amount of fees and charges deducted under the Contracts was fixed at 0.0048% of the current value of the Separate Account on each valuation day under the Contract, which has the effect of capping expenses of the Separate Account at approximately 1.20% of the daily value of the Separate Account. The Board also considered the fact that the Company intends to take steps as soon as practicable to wind down the operations of the Separate Account. The Board considered the difficulty of finding another investment adviser able or willing to provide advisory services under these circumstances.

The Effect of the Acquisition on the Company, the Manager, and the Separate Account. The Board received and considered information about the Acquisition and its effect on the Company and the Manager. Specifically, the Board considered the fact that the Company would no longer serve as an investment adviser following the Acquisition, but that the Manager, which currently provides the day-to-day management of the Separate Account, would continue to provide such services and assume the responsibilities of the Company as investment adviser. The Board also noted that approval of Proposal 1 is not expected to result in any change of the personnel providing such advisory services to the Separate Account, nor result in any change in the fees payable by the Separate Account for advisory services.

The Nature, Extent and Quality of the Services to Be Provided to the Separate Account under the New Agreement. The Board considered the nature, extent and quality of the services to be provided to the Separate Account by the Manager under the New Agreement and determined them to be satisfactory. The Board also considered representations of the Manager that the nature, extent and quality of the services to be provided to the Separate Account and the resources to be dedicated by them to the Separate Account would not change under the New Agreement, and would in fact be substantially similar to those provided under the Current Agreements.

Investment Performance of the Separate Account. The Board also took into account information about the performance of the Separate Account, including information previously supplied that compared the performance of the Separate Account to the performance of its benchmark. Based on its review and in light of all other factors, the Board concluded that the Separate Account’s relative investment performance over time had been satisfactory.

The Costs of the Services to Be Provided and Profits to Be Realized by the Manager from its Relationship with the Separate Account. The Board considered the advisory fees that would be charged pursuant to the New Agreement, as well as the fee rates and amounts paid pursuant to the Current Agreements, which were in effect in 2007. The Board noted that the fees to be paid to the Manager under the New Agreement are the same as those payable under the Current Agreements. The Board considered fee information, including information regarding the profitability of the Manager pursuant to the Current Sub-Advisory Agreement, and determined that such information provided a reasonable basis upon which to approve the New Agreement. The Board concluded that the costs of the services to be provided and profits to be realized by the Manager from its relationship with the Separate Account were fair and reasonable.

Ancillary Benefits. The Board considered whether there were any ancillary benefits that the Manager would receive pursuant to the New Agreement and concluded that there were none.

Economies of Scale. The Board considered that there were no “breakpoints” (i.e., reductions in the percentage fee rate at set levels of net assets) with respect to the advisory fees paid under the New Agreement. The Board concluded that the fee rate under the New Agreement was reasonable given the Separate Account’s current low asset levels and provided a reasonable basis upon which to approve the terms of the New Agreement.

After reviewing each of the factors discussed above and related factors, the Board concluded, within the context of its overall conclusions regarding the New Agreement, that each of the factors discussed above supported the approval of the New Agreement.

Based on its evaluation of all the factors that it deemed to be material, including the factors described above, the Board, including its Independent Managers, concluded both that it would be appropriate and desirable for the Manager, after the Acquisition, to provide advisory and sub-advisory services to the Separate Account pursuant to the New Agreement, and that the New Agreement would be in the best interest of the Separate Account and its Contract Owners. Accordingly, the Board unanimously approved the New Agreement and recommended its approval by persons having voting rights.

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF THE MANAGER

The Manager

The names and principal occupations of the principal executive officers and directors of the Manager are set forth below. The business address of the principal executive officers of the Manager is 1 Fountain Square, Chattanooga, Tennessee 37402, unless otherwise specified.

Name	Principal Occupation

David G. Fussell*	Director, Chief Manager and SVP
Robert C. Greving	Director, SVP and CFO
Robert A. Brant	VP
Shelley S. Carvel	VP
Robert E. Hensley	VP
Martha D. Leiper	VP
Sue W. Munson	Director, VP
Ben S. Miller	Director, VP
Susan N. Roth	Director, VP, Corp. Sec. and Assistant General Counsel
William B. Vance	VP
Thomas A.H. White	Director

*Mr. Fussell is also a member of the Separate Account’s Board.

OTHER MATTERS

The Board knows of no other matters which may come before the Special Meeting. However, if any matters other than those referred to above should properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment. Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by the Separate Account as tellers of the Meeting. With respect to Proposal 1, abstentions from voting will have the effect of a negative vote on such Proposals.

In the event that sufficient votes in favor of Proposal 1 are not received by November 15, 2007, the persons named as proxies may vote on those matters as to which sufficient votes have been received and may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the voting interests present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of Proposal 1. They will vote against any such adjournment those proxies required to be voted against Proposal 1 and will not vote any proxies that direct them to abstain from voting either such Proposal.

BY ORDER OF THE BOARD OF MANAGERS

/s/ David G. Fussell

David G. Fussell, Chairman

Exhibit A

Investment Advisory Agreement

Provident Investment Management LLC (the “PIM”) hereby agrees with Allstate Assurance Company Separate Account B, established on August 21, 1967 under the provisions of the Iowa Insurance Code (“Separate Account B”), as follows:

PIM shall provide investment advisory services for Separate Account B, the assets of which are derived from variable annuity contracts previously issued by Allstate Assurance Company (the “Company”). In the performance of its investment advisory services, PIM shall continuously provide the Board of Managers of Separate Account B (the “Board”) with an investment program and advice and recommendations on the acquisition, holding or disposition of securities or other assets held or contemplated for acquisition by Separate Account B, and shall place orders for the necessary purchases and sales.

For providing the aforesaid services, PIM shall receive from Separate Account B a monthly fee equal to, on an annual basis, 0.50% of the current value of Separate Account B per valuation day. This fee shall be payable monthly in arrears by Separate Account B on the first business day of each calendar month beginning after the date of this Agreement.

This Agreement shall continue in effect for a period of two years from the date of its execution. Thereafter continuance requires specific approval at least annually by the Board (which approval shall include a majority of those members of the Board who are not parties to the Agreement or interested persons of any such party), or a majority of the outstanding voting securities of Separate Account B and in either event by a majority of those members of the Board who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The effective date of such annual continuance shall be the date on which the contract would have expired if such continuance were not approved.

This Agreement shall automatically terminate in the event of its assignment, as such term is defined in the Investment Company Act of 1940 (“1940 Act”), unless an order of the Securities and Exchange Commission (“SEC”) is issued exempting such assignment from Section 15(a)(4) of the 1940 Act. This Agreement may be terminated at any time, on 60 days’ written notice to PIM, without payment of any penalty, by the Board or by a majority of the outstanding voting securities of Separate Account B. This Agreement may not be assigned without an order of the SEC exempting such assignment from Section 15(a)(4) of the 1940 Act, and may not be otherwise terminated by PIM without the prior approval of a new investment advisory agreement by a majority of the outstanding voting securities of Separate Account B.

This Agreement may not be amended in any manner without the prior approval of the Board (which approval shall include the vote of a majority of those members of the Board who are not parties to the Agreement or interested persons of any such party) or a majority of the outstanding voting securities of Separate Account B and in either event by a majority of those members of

A-1

the Board who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

PIM may engage any other persons, associations or corporations to furnish it with investment advice and recommendations to assist it in carrying out its functions under this Agreement. The compensation paid to such other persons, associations or corporations by PIM for these services, and the other terms and conditions under which such services are to be rendered to PIM, shall be determined by an agreement or agreements between PIM and such other persons, associations or corporations; provided, however, that any such agreement shall be in writing, and shall be subject to, and contain such provisions as are required by, the 1940 Act and the rules, regulations and orders promulgated by the SEC thereunder.

PIM shall not be subject to any liability in connection with the performance of its services under the Agreement in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its respective obligations or duties.

This Agreement is and shall be subject to, and interpreted in accordance with, the provisions of the 1940 Act and the rules, regulations and orders promulgated by the SEC thereunder. To the extent federal laws do not apply, the laws of Tennessee shall govern the Agreement.

Effective as of this          day of                 , 200_.

Provident Investment Management LLC

By

Allstate Assurance Company
Separate Account B

By
David G. Fussell, Chairman of the
Board of Managers

A-2

UNUM GROUP

C/O PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735

LABEL BELOW FOR MIS USE ONLY!	MIS EDITS: # OF CHANGES ___/___ PRF 1 ___ PRF 2 ____
PO# M-2497

UNUM GROUP - ALLSTATE #606	OK TO PRINT AS IS* ____________ *By signing this form you are authorizing
UNUM - ALLSTATE ASSURANCE COMPANY #701	MIS to print this form in its current state.
ORIGINAL 1-UP STD 04-19-07 JM
MARC (UNUM GROUP-ALLSTATE ASSURANCE 701 MC)	SIGNATURE OF PERSON AUTHORIZING PRINTING	DATE

PROXY

ALLSTATE ASSURANCE COMPANY SEPARATE ACCOUNT B

PROXY SOLICITED ON BEHALF OF BOARD OF MANAGERS

The undersigned hereby appoints David G. Fussell and Susan N. Roth or either of them, with full power of substitution and revocation, to represent and to cast the votes of the undersigned as shown on the reverse side at the Special Meeting of Allstate Assurance Company Separate Account B to be held at 2:00 p.m. local time on November 15, 2007, and at any adjournment thereof, with respect to the proposals on the reverse side and as set forth in the Notice.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and the Proxy Statement issued by the Board of Managers and revokes any Proxy heretofore given with respect to the votes covered by this Proxy.

ê
Date _____________________, 2007

Contract Owner Signature(s) Title (If Applicable) (Please sign in Box)

LABEL BELOW FOR MIS USE ONLY!	MIS EDITS: # OF CHANGES ___/___ PRF 1 ___ PRF 2 ____
PO# M-2497

UNUM GROUP - ALLSTATE #606	OK TO PRINT AS IS* ____________ *By signing this form you are authorizing
UNUM - ALLSTATE ASSURANCE COMPANY #701	MIS to print this form in its current state.
ORIGINAL 1-UP STD 04-19-07 JM
MARC (UNUM GROUP-ALLSTATE ASSURANCE 701 MC)	SIGNATURE OF PERSON AUTHORIZING PRINTING	DATE

ê	Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒ ê
PLEASE DO NOT USE FINE POINT PENS.

This proxy when properly executed will be voted as directed. IN THE ABSENCE OF ACCOMPANYING DIRECTION BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO.

		FOR	AGAINST	ABSTAIN
1.	PROPOSAL TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN ALLSTATE ASSURANCE COMPANY SEPARATE ACCOUNT B AND PROVIDENT INVESTMENT MANAGEMENT, LLC TO BE EFFECTIVE UPON THE ACQUISITION OF ALLSTATE ASSURANCE COMPANY BY CONNECTICUT GENERAL LIFE INSURANCE COMPANY.	☐	☐	☐

ê	PLEASE SIGN AND DATE ON THE REVERSE SIDE.	ê